EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT
Big Planet, Inc., a Delaware corporation
Jixi Nu Skin Vitameal Co., Ltd., a Chinese corporation
NSE Asia Products, Pte Ltd, a Singapore corporation
NSE Investments, Inc., a Delaware corporation
NSE Korea, Ltd., a Korean corporation
NSE Products, Inc., a Delaware corporation
NSEMC, Inc., a Delaware corporation
Nu Skin (China) Daily-Use and Health Products Co., Ltd., a Chinese company
Nu Skin (Malaysia) Sdn. Bhd., a Malaysian corporation
Nu Skin Argentina, Inc., a Utah corporation with an Argentine branch
Nu Skin Asia Holdings Ptd Ltd., a Singapore corporation
Nu Skin Asia Investment, Inc., a Delaware corporation
Nu Skin Belgium, NV, a Belgium corporation
Nu Skin Brazil, Ltda., a Brazilian corporation
Nu Skin Canada, Inc., a Utah corporation
Nu Skin Chile Enterprises Ltda., a Chilean corporation
Nu Skin Colombia, Inc., a Delaware corporation
Nu Skin Costa Rica, a Costa Rican corporation
Nu Skin Czech Republic, s.r.o., a Czech corporation
Nu Skin Eastern Europe Ltd. A Hungary corporation
Nu Skin El Salvadore S.A. de C.V., an El Salvadore corporation
Nu Skin Ent de Venezuela C.A., a Venezuela corporation
Nu Skin Enterprises (Thailand), Ltd., a Delaware corporation
Nu Skin Enterprises (Thailand), Ltd., a Thailand corporation
Nu Skin Enterprises Australia, Inc., a Utah corporation
Nu Skin Enterprises Hong Kong, LLC, a Delaware limited liability company
Nu Skin Enterprises India Private Ltd., an Indian corporation
Nu Skin Enterprises New Zealand, Inc., a Utah corporation
Nu Skin Enterprises Philippines, LLC, a Delaware limited liability company with a Philippines branch
Nu Skin Enterprises Poland Sp z.o.o., a Polish corporation
Nu Skin Enterprises RS, Ltd., a Russian limited liability company
Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation
Nu Skin Enterprises South Africa (Proprietary) Limited, a South African corporation
Nu Skin Enterprises Ukraine, LLC, a Ukrainian limited liability company
Nu Skin Enterprises United States, Inc., a Delaware corporation
Nu Skin Enterprises Vietnam, LLC, a Vietnamese limited liability company
Nu Skin Enterprises, SRL, a Romanian corporation
Nu Skin France, SARL, a French limited liability company
Nu Skin Germany, GmbH, a German limited liability company
Nu Skin Guatemala, S.A., a Guatemalan corporation
Nu Skin Honduras, S.A., a Honduras corporation
Nu Skin International Management Group, Inc., a Utah corporation
Nu Skin International, Inc., a Utah Corporation
Nu Skin Islandi ehf, an Iceland private limited liability company
Nu Skin Israel, Inc, a Delaware corporation
Nu Skin Italy, Srl, an Italian corporation
Nu Skin Japan Company Limited, a Japanese corporation
Nu Skin Japan, Ltd., a Japanese corporation
Nu Skin Malaysia Holdings Sdn. Bhd., a Malaysian corporation
Nu Skin Mexico, S.A. de C.V., a Mexican corporation
Nu Skin Netherlands, B.V., a Netherlands corporation
Nu Skin New Caledonia EURL, a French corporation
Nu Skin Norway AS, a Norwegian corporation
Nu Skin Pharmanex (B) Sdn Bhd, a Brunei corporation
Nu Skin Scandinavia A.S., a Denmark corporation
Nu Skin Slovakia s.r.o., a Slovakian company
Nu Skin Taiwan, LLC, a Taipei Branch
Nu Skin Taiwan, LLC., a Utah limited liability company
Nu Skin Turkey Cilt Bakimi Ve Besleyici Urunleri Ticaret Limited Sirketi, a Turkish limited liability company
Nutriscan, Inc., a Utah corporation
Pharmanex (Huzhou) Health Products Co., Ltd., a Chinese corporation
Pharmanex Electronic-Optical Technology (Shanghai) Co., Ltd., a Chinese corporation
Pharmanex License Acquisition Corporation, a Utah Corporation
Pharmanex, LLC, a Delaware limited liability company
PT. Nu Skin Distribution Indonesia, an Indonesian corporation
PT. Nusa Selaras Indonesia, an Indonesian corporation